UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2015

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement.

On February 3, 2015, Bonanza Creek Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as underwriter and representative of the underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement relates to a public offering by the Company of 7,000,000 shares of its common stock (the “Firm Offering”) at a purchase price to the Underwriters of $25.21 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,050,000 additional shares of its common stock at the Purchase Price (the “Overallotment Offering” and, together with the Firm Offering, the “Offering”), which option was exercised in full by the Underwriters on February 3, 2015. The Company intends to use the estimated net proceeds from the Offering of approximately $202.6 million (after deducting underwriting discounts and commissions and estimated Offering expenses) to repay all of the outstanding borrowings under its revolving credit facility and will use the remainder for general corporate purposes, which may include funding its drilling and development program and other capital expenditures. The Offering closed on February 6, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by the Company of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-186019), which was declared effective by the Securities and Exchange Commission on January 28, 2013.

The Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. Additionally, affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility. Accordingly, certain of the Underwriters or their affiliates will receive a portion of the net proceeds from the Offering.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On February 3, 2015, the Company issued press releases relating to the announcement and pricing of the Offering. Copies of each of the Company’s press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 8.01                   Other Events.

In connection with the Offering, the Company is filing a legal opinion of Mayer Brown LLP, attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

1.1                               Underwriting Agreement, dated February 3, 2015, among Bonanza Creek Energy, Inc. and Credit Suisse Securities (USA) LLC, as underwriter and representative of the underwriters named therein.

5.1                               Opinion of Mayer Brown LLP.

23.1                        Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

99.1                        Press release of Bonanza Creek Energy, Inc. issued February 3, 2015 announcing the proposed public offering of common stock.

99.2                        Press release of Bonanza Creek Energy, Inc. issued February 3, 2015 announcing the pricing of the offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: February 6, 2015	By:	/s/ Christopher I. Humber
Christopher I. Humber
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 3, 2015, among Bonanza Creek Energy, Inc. and Credit Suisse Securities (USA) LLC, as underwriter and representative of the underwriters named therein.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

99.1	Press release of Bonanza Creek Energy, Inc. issued February 3, 2015 announcing the proposed public offering of common stock.

99.2	Press release of Bonanza Creek Energy, Inc. issued February 3, 2015 announcing the pricing of the offering of common stock.